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                                                                 EXHIBIT 23.1

                 [KPMG LLP, Chartered Accountants Letterhead]

                        CONSENT OF INDEPENDENT AUDITORS

To the Board Of Directors
Gildan Activewear Inc.

We consent to the incorporation by reference into the Registration Statement on Form S-8 of Gildan Activewear Inc. (the "Company") for the registration of 1,384,444 Class A Subordinate Voting Shares to be issued by the Company pursuant to the Company's Stock Option Plan of our report dated December 7, 1999 with respect to the consolidated financial statements of the Company and our report dated December 7, 1999 with respect to the supplementary information of the Company, both incorporated by reference in the Company's Form 20-F for the fiscal year ended October 3, 1999 filed with the U.S. Securities and Exchange Commission, in each case, for the year ended October 3, 1999, October 4, 1998 and October 5, 1997.

                                                    /s/ KPMG LLP
                                                    Chartered Accountants

Montreal, Canada
May 10, 2000